UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2010, we issued a press release announcing our financial results for our fiscal quarter ended March 31, 2010 and reaffirmed guidance for fiscal year 2010. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

As we have previously stated, NASCAR has indicated that it would not consider realignment of an existing Sprint Cup Series race date to Kentucky Speedway until the anti-trust litigation (the “Anti-trust Litigation”) among NASCAR, International Speedway Corporation (“ISC”) and the limited liability company that formerly owned Kentucky Speedway (the “Former Owner”) was resolved. To date, the United States District Court hearing the Anti-trust Litigation has granted summary judgment against the Former Owner, thereby dismissing the case against NASCAR and ISC, and the United States Court of Appeals for the Sixth Circuit has affirmed the summary judgment. The deadline to file a request for an appeal of the Court of Appeals’ decision to be heard by the United States Supreme Court is May 19, 2010. The managing member of the Former Owner stated publicly that he does not intend to petition the United States Supreme Court to hear an appeal of the decision by the Court of Appeals. As a result, two non-managing members of the Former Owner sued the managing member seeking to require the managing member to petition the United States Supreme Court to hear an appeal of the Court of Appeals’ decision (the “Member Litigation”). On April 30, 2010, the United States District Court hearing the Member Litigation issued an order stating that it had been orally advised by the parties that they have resolved their dispute and requiring that the parties submit an Agreed Entry Dismissal to the Court on or before May 30, 2010. Based on this development and earlier statements by the managing member, the Company believes that a petition will not be made to the United States Supreme Court to hear an appeal of the decision by the Court of Appeals in the Anti-trust Litigation, effectively concluding the Anti-trust Litigation, and removing the Anti-trust Litigation impediment to realignment. In that event, we intend to evaluate the most effective procedure and timing for such realignment. Many factors and alternatives must be considered, including the popularity and profitability of various races, the relative seating capacity at each track, alternative uses and revenues for such tracks in the event a race is moved, the cost of any capital expenditures to upgrade or expand the facilities at Kentucky Speedway, the lead time required to complete any such upgrades or expansion, alternative uses of capital, any existing or potential governmental tax incentives, changing economic conditions at the individual tracks and in the economy as a whole, as well as various other strategic issues.

Therefore, while we remain confident that we will be successful in obtaining a Sprint Cup Series race date for Kentucky Speedway, we are unable to predict with certainty when realignment will occur. Due to the factors described above, realignment may not be feasible until after the 2011 NASCAR Sprint Cup Series season.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: May 5, 2010	By:	/s/ William R. Brooks
William R. Brooks
Vice Chairman and Chief Financial Officer